EXHIBIT 10.3

COLLATERAL TRUST AGREEMENT

dated as of December 23, 2009

among

GXS WORLDWIDE, INC.,

the other Grantors from time to time party hereto,

WELLS FARGO FOOTHILL, INC.,
as Administrative Agent under the Revolving Credit Agreement,

U.S. BANK NATIONAL ASSOCIATION,
as Trustee under the Indenture

and

WILMINGTON TRUST FSB, as Collateral Trustee

i

EXHIBIT A – Addition Secured Debt Designation
EXHIBIT B -- Form of Collateral Trust Joinder—Additional Secured Debt
EXHIBIT C -- Form of Collateral Trust Joinder—Additional Grantors

ii

This Collateral Trust Agreement (this “ Agreement”) is dated as of December 23, 20 09 and is by and among GXS Worldwide, Inc., a Delaware corporation (together with its successors, “GXS”), the Grantors from time to time party hereto, Wells Fargo Foothill, Inc., as Administrative Agent (as defined below), U.S. Bank National Association, as Trustee (as defined below), and Wilmington Trust FSB, as Collateral Trustee (in such capacity and together with its successors in such capacity, the “ Collateral Trustee”).

RECITALS

GXS intends to enter into a Revolving Credit Agreement, dated as of the date hereof, among GXS, the guarantors party thereto, Wells Fargo Foothill, Inc., as administrative agent (in such capacity and together with its successors and assigns, the “ Administrative Agent”), and the lenders party thereto, which will provide for up to $ 50,000,000 of revolving credit borrowings.

GXS intends to issue 9¾% Senior Secured Notes (the “ Notes”) in an aggregate principal amount of $ 785,000,000 pursuant to an Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “ Indenture”) among GXS , the guarantors party thereto and U.S. Bank National Association, as trustee (in such capacity and together with its successors in such capacity, the “ Trustee”).

Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.

GXS and the other Grantors intend to secure the obligations under the Revolving Credit Agreement, the Notes and any future Priority Lien Obligations on a first priority basis and, subject to such priority, intend to secure any future Junior Lien Obligations, with Liens on all current and future Collateral to the extent that such Liens have been provided for in the applicable Security Documents.

This Agreement sets forth the terms on which each Secured Party has appointed the Collateral Trustee to act as the collateral trustee for the current and future holders of the Secured Debt Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1.  DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1  Defined Terms.  The following terms will have the following meanings:

“ Act of Required Debtholders” means, as to any matter at any time:

(1)           prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of more than 50% of the sum of:

(a)           the aggregate outstanding principal amount of Priority Lien Debt (including the face amount of outstanding letters of credit whether or not then available or drawn); and

(b)           the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt;

provided, however, that after (1) the termination or expiration of all commitments to extend credit that would, when funded, constitute Priority Lien Debt, (2) the payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit), (3) the discharge or cash collateralization (at the lower of (a) 105% of the aggregate undrawn amount or (b) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt, and (4) the payment in full in cash of all other Priority Lien Obligations other than any Priority Lien Obligations consisting of Banking Product Obligations, Hedging Obligations and Contingent Liabilities, the term “Act of Required Debtholders” will mean the holders of more than 50% of the sum of the aggregate “settlement amount” (or similar term) (as defined in the applicable Hedge Agreement relating to Priority Lien Obligations consisting of a Hedging Obligation) or, with respect to any such Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (including any termination payments then due) under such Hedge Agreement, under all Hedge Agreements relating to Priority Lien Obligations consisting of Hedging Obligations; provided that the “settlement amount” (or similar term) as of the last business day of the month preceding any date of determination shall be calculated by the appropriate swap counterparties and reported to the Collateral Trustee upon request; provided further, that any Hedging Obligation with a “settlement amount” (or similar term) that is a negative number shall be disregarded for purposes of all calculations required by the term “Act of the Required Debtholders; and

(2)           at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of more than 50% of the sum of:

(a)           the aggregate outstanding principal amount of Junior Lien Debt (including the face amount of outstanding letters of credit whether or not then available or drawn); and

(b)           the aggregate unfunded commitments to extend credit which, when funded, would constitute Junior Lien Debt;

provided, however, that after (1) the termination or expiration of all commitments to extend credit that, when funded, would constitute Junior Lien Debt, (2) the payment in full in cash of the principal of and interest and premium (if any) on all Junior Lien Debt (other than any undrawn letters of credit), (3) the discharge or cash collateralization (at the lower of (a) 105% of the aggregate undrawn amount or (b) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit constituting Junior Lien Debt, and (4) the payment in full in cash of all other Junior Lien Obligations other than any Junior Lien Obligations consisting of Hedging Obligations and Contingent Liabilities, the term “Act of Required Debtholders” will mean the holders of more than 50% of the sum of the aggregate “settlement amount” (or similar term) (as defined in the applicable Hedge Agreement relating to Junior Lien Obligations consisting of a Hedging Obligation) or, with respect to any such Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (including any termination payments then due) under such Hedge Agreement, under all Hedge Agreements relating to Junior Lien Obligations consisting of Hedging Obligations; provided that the “settlement amount” (or similar term) as of the last Business Day of the month preceding any date of determination shall be calculated by the appropriate swap counterparties and reported to the Collateral Trustee upon request; provided further, that any Hedging Obligation with a “settlement amount” (or similar term) that is a negative number shall be disregarded for purposes of all calculations required by the term “Act of the Required Debtholders.”

For purposes of this definition, (a)  Secured Debt registered in the name of, or beneficially owned by, GXS or any Affiliate of GXS will be deemed not to be outstanding and (b) votes will be determined in accordance with Section 7.2.

“Acquisition” means the acquisition of Inovis International, Inc. in a stock purchase pursuant to the Acquisition Agreement.

“Acquisition Agreement” means the Agreement and Plan of Merger, dated as of December 7, 2009, among GXS Holdings, Inc., a Delaware corporation, Inovis International, Inc., a Delaware corporation, Grirus Holding Company, Inc., a Delaware corporation, Greyhound Merger Sub, Inc., a Delaware corporation, Iris Merger Sub, Inc., a Delaware corporation, and CCG Investment Fund, L.P., a Delaware limited partnership, and Cerberus Institutional Partners, L.P., a Delaware limited partnership, as the Iris stockholder representatives.

“ Additional Secured Debt” has the meaning set forth in Section 3.8.

“Additional Secured Debt Designation” means a notice in substantially the form of Exhibit A.

“ Administrative Agent” has the meaning set forth in the recitals.

“ Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any Person means, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“ Agreement” has the meaning set forth in the preamble .

“Banking Product Obligations” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of any treasury, depository and cash management services and automated clearing house transfers of funds services provided by a Lender under the Revolving Credit Agreement or any of its banking affiliates, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith, in each case designated by GXS as Banking Product Obligations from time to time by written notice to the Administrative Agent.

“ Board of Directors” means the Board of Directors of GXS or any committee thereof.

“ Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“ Capital Stock” means:

(1)  in the case of a corporation, corporate stock;

(2)  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Class” means, (1) in the case of Priority Lien Debt, every Series of Priority Lien Debt, taken together, and (2) in the case of Junior Lien Debt, every Series of Junior Lien Debt, taken together.

“Closing Date” means the earlier of (i) the date when the Notes are issued or (ii) the date when all conditions in Section 3.01 of the Revolving Credit Agreement are satisfied.

“Closing Date Hedge” has the meaning ascribed to such term in the Revolving Credit Agreement.

“ Collateral” means all properties and assets at any time owned or acquired by GXS or any of the other Grantors, except,

(1)           Excluded Assets;

(2)           any properties and assets in which the Collateral Trustee is required to release its Liens pursuant to the provisions of Section 4.1 hereof; and

(3)           with respect to the Notes, any properties and assets that no longer secure the Notes or any Obligations in respect thereof pursuant to the provisions of Section 4.4 hereof;

provided that, in the case of clauses (2) and (3), if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of GXS or any other Grantor, such assets or properties will cease to be excluded from the Collateral if GXS or any other Grantor thereafter acquires or reacquires such assets or properties.

“Collateral Trust Joinder” means (i) with respect to the provisions of this Agreement relating to any Additional Secured Debt, an agreement substantially in the form of Exhibit B and (ii) with respect to the provisions of this Agreement relating to the addition of additional Grantors, an agreement substantially in the form of Exhibit C.

“ Collateral Trustee” has the meaning set forth in the preamble.

“Contingent Liabilities” means, at any time, any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time.

“Credit Facility” or “Credit Facilities” means, one or more debt facilities (including, without limitation, the Revolving Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any agreement extending the maturity of, consolidating or otherwise restructuring (including adding subsidiaries of GXS as additional guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group and whether or not increasing the amount of Indebtedness that may be incurred thereunder.

 “ Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(1)           termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(2)           payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit);

(3)           discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt or such letters of credit being backstopped by one or more standby letters of credit reasonably acceptable to the letter of credit issuer; and

(4)           payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any Contingent Liabilities).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Excluded Accounts” shall mean (i) zero balance accounts, (ii) accounts used solely to fund current due payroll requirements, (iii) other accounts the balance of which is transferred, pursuant to instructions from the account owner that are not revocable, unless the Obligations have been paid in full or the collateral trustee has consented, at the end of each business day to a Deposit Account (as defined under the UCC) or Securities Account (as defined under the UCC) that is subject to the collateral trustee’s control and (iv) other accounts the maximum daily balance of which does not exceed $50,000 in the aggregate for all domestic accounts.

“Excluded Assets” means, collectively:

(1)
any agreement held by any Grantor that validly prohibits or requires the consent of any Person as a condition to the creation by such Grantor of a Lien thereon, or any agreement held by any Grantor to the extent that any requirement of law applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC (including Sections 9-406(a), 9-407(a), 9-408(a) and 9-409 of the UCC) or any other applicable requirement of law;

(2)
equipment owned by any Grantor that is subject to a purchase money Lien or a capital lease if the agreement in which such Lien is granted (or in the documentation providing for such capital lease) prohibits or requires the consent of any Person as a condition to the creation of any other Lien on such equipment; provided that such Lien and such Indebtedness secured by such Lien is permitted by the Priority Lien Documents;

(3)	any joint venture interests;

(4)	Excluded Accounts;

(5)	any voting stock of First Tier Foreign Subsidiaries in excess of 65% and any Equity Interests in any Foreign Subsidiary that is not at such time a First Tier Foreign Subsidiary;

(6)	any properties and assets of any Foreign Subsidiaries;

(7)
any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; and

(8)
in the event that Rule 3-16 of Regulation S-X under the Securities Act requires (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any governmental agency) of separate audited financial statements of any Affiliate of GXS (other than GXS, Inc. or its successors) due to the fact that such Affiliate’s Capital Stock or other securities secure the Notes, and this Agreement requires the release of the Security Interests in such Collateral, the Capital Stock or other securities of such affiliate but only to the extent necessary to not be subject to such requirement; provided that such assets shall cease to be Excluded Assets under this paragraph (8), if, and for so long as, the provisions of Rule 3-16 of Regulation S-X no longer apply to the Indenture and the Notes or in respect thereof and, in such event, the Collateral Trustee shall be granted a perfected security interest therein, provided, however, that “Excluded Assets” shall not include any proceeds, substitutions or replacements of Excluded Assets (unless such proceeds, substitutions or replacements would constitute Excluded Assets); provided, further, however, that Excluded Assets shall not include, and the security interest granted by GXS and each Grantor shall attach to, such property or asset referred to in clauses (1) through (8) above to the extent that any Grantor grants or permits any Lien on such property or asset to secure any Junior Lien Obligation.

“Event of Default” means any “Event of Default” pursuant to and as defined in any Secured Debt Document.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, which, to the extent that any sale, transfer or disposition of assets (or series of related sales, transfers or dispositions) permitted under the Secured Debt Documents results in proceeds in excess of $5.0 million, is determined in good faith by the Board of Directors (unless otherwise provided in the indenture).

“First Out Cap” means, as of any date of incurrence, the greater of (1) $35.0 million prior to the consummation of the Acquisition and increasing to $50.0 million following the consummation of the Acquisition or (2) 20% of EBITDA of GXS and its Restricted Subsidiaries for the most recently ended four-quarter period for which internal financial statements are available (calculated on a pro forma basis, with such adjustments as are consistent with the adjustment provisions set forth in the Indenture under the definition of “Consolidated Coverage Ratio”).

“First Out Obligations” means First Out Revolver Debt Obligations and Banking Product Obligations and Hedging Obligations incurred in the ordinary course of business that are secured or are intended to be secured pursuant to the Revolving Credit Agreement (including for the avoidance of doubt, the Closing Date Hedge).

“First Out Representative” means the Administrative Agent under the Revolving Credit Agreement, together with its successors in such capacity.

“First Out Revolver Debt” means Priority Lien Debt outstanding under the Revolving Credit Agreement; provided that:

(1)
on or before the date on which such Priority Lien Debt is incurred by GXS or such Guarantor, as applicable, such additional Indebtedness is designated by GXS, in an Officers’ Certificate delivered to the Collateral Trustee and the Administrative Agent, as “First Out Revolver Debt” for purposes of the Secured Debt Documents (provided that any Priority Lien Debt incurred under the Revolving Credit Facility will be deemed to have been designated as First Out Revolver Debt pursuant to this clause (1) without the requirement of such Officers’ Certificate (or any other notice), if at the time of such incurrence, and including such incurrence, the aggregate Priority Lien Debt outstanding under the Revolving Credit Agreement is less than or equal to $35.0 million prior to the consummation of the Acquisition and increasing to $50.0 million following the consummation of the Acquisition); and

(2)
the aggregate principal amount of such Priority Lien Debt being designated at such time as First Out Revolver Debt pursuant to clause (1) above, together with all other Priority Lien Debt that is at the time outstanding that has previously been designated (or deemed designated) as First Out Revolver Debt pursuant to clause (1) above, does not exceed the First Out Cap (calculated as of the time of such incurrence).

For purposes of this definition, letters of credit and the related reimbursement obligations with respect thereto will be deemed to be incurred on the date the letter of credit is issued and will be deemed to be outstanding and to have an aggregate principal amount equal to the maximum potential liability of GXS and its Subsidiaries thereunder.

“First Out Revolver Debt Obligations” means First Out Revolver Debt and all other Obligations in respect thereof.

“First Tier Foreign Subsidiaries” means any Restricted Subsidiary organized outside the United States that (1) is directly owned by GXS or a Guarantor and (2) generated revenue of greater than $25.0 million in the most recently completed fiscal year ending prior to the date of determination for which financial statements are available.

“Foreign Subsidiary” means any Restricted Subsidiary of GXS that is not organized under the laws of the United States or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture without giving effect to any potential application of push down accounting as set forth under the caption “Review by the Securities and Exchange Commission” in the Offering Memorandum.

“Grantors” means GXS, each Guarantor and any other Person (if any) that pledges any Collateral under the Security Documents to secure any Secured Debt Obligation, together in each case with their respective successors.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

(2)
entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part ); provided, however, that the term “Guarantee” will not include endorsements of negotiable instruments for collection or deposit in the ordinary course of business.

The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means, with respect to any Priority Lien Obligations, each Person, and their successors and assigns, who has Guaranteed payment of any Priority Lien Obligations and, with respect to any Junior Lien Obligations, each person, and their successors and assigns, who has Guaranteed payment of any Junior Lien Obligations, which, as of the Closing Date, in the case of the Priority Lien Obligations under the Indenture and the Revolving Credit Agreement, shall be GXS’s wholly-owned domestic subsidiaries that have executed and delivered this Agreement on the date hereof.

“Hedge Agreement” means any agreement evidencing Hedging Obligations.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)           interest rate swap agreements, interest rate cap agreements and interest rate collar agreements (including, for the avoidance of doubt, obligations under the Closing Date Hedge); and

(2)           other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, commodity prices or interest rates.

“ Indebtedness” means, with respect to any Person on any date of determination (without duplication) the following items if and to the extent that any of them (other than items specified under clause (7) below) would appear as a liability on the balance sheet of such Person, prepared in accordance with GAAP:

(1)	the principal amount of indebtedness of such Person for borrowed money;

(2)	the principal amount of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)
all obligations of such Person in respect of letters of credit, bankers’ acceptances, or other similar instruments (including reimbursement obligations with respect thereto but excluding obligations in respect of letters of credit issued in respect of Trade Payables);

(4)
all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than 12 months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

(5)	all Capital Lease Obligations of such Person;

(6)
all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person will be the lesser of:

(i)           the Fair Market Value of such asset at such date of determination and

(ii)           the amount of such Indebtedness of such other Persons;

(7)	Hedging Obligations of such Person; and

(8)
all obligations of the type referred to in clauses (1) through (7) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above, at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount will be deemed to be the face amount of such Indebtedness less the remaining unaccreted portion of the original issue discount of such Indebtedness at such time, as determined in accordance with GAAP.

For the avoidance of doubt, Banking Product Obligations do not constitute Indebtedness.

“ Indemnified Liabilities” means any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes,

expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Secured Debt or the violation of, noncompliance with or liability under any law (including environmental laws) applicable to or enforceable against GXS, any of its Subsidiaries or any other Grantor or any of the Collateral, and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

“ Indemnitee” has the meaning set forth in Section  7.11(a).

“ Indenture” has the meaning set forth in the recitals.

“ Insolvency or Liquidation Proceeding” means:

(1)           any case commenced by or against any Grantor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Grantor, any receivership or assignment for the benefit of creditors relating to any Grantor or any similar case or proceeding relative to any Grantor or its creditors, as such, in each case whether or not voluntary;

(2)           any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)           any other proceeding of any type or nature in which substantially all claims of creditors of any Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Junior Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of any Grantor to secure Junior Lien Obligations.

“Junior Lien Debt” means any Indebtedness (including letters of credit and reimbursement obligations with respect thereto) but excluding Hedging Obligations of GXS that is secured on a junior basis to the Priority Lien Debt by a Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document (including any Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace or defease other Junior Lien Debt); provided that:

(a)
on or before the date on which such Indebtedness is incurred by GXS, such Indebtedness is designated by GXS, in an Officers’ Certificate delivered to each Junior Lien Representative, each Priority Lien Representative and the Collateral Trustee, as “Junior Lien Debt” for the purposes of the Indenture, the Revolving Credit Agreement and this Agreement; provided that no Series of Secured Debt may be designated as both Junior Lien Debt and Priority Lien Debt;

(b)	such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c)
all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if GXS delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Junior Lien Debt”).

“Junior Lien Documents” means, collectively any indenture, credit agreement or other agreement governing each Series of Junior Lien Debt and the security documents related thereto.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof, together with Hedging Obligations that are secured, or intended to be secured, under the Junior Lien Documents if the provider of such Hedging Obligations has agreed to be bound by the terms of this Agreement as a holder of Junior Lien Obligations or such provider’s interest in the Collateral is subject to the terms of this Agreement as a holder of Junior Lien Obligations and if such Hedging Obligations are permitted to be incurred and so secured under each applicable Secured Debt Document.

“Junior Lien Representative” means the trustee, agent or representative of the holders of any Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt and (a) is appointed as a Junior Lien Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity, and (b) has executed a Collateral Trust Joinder.

“ Junior Trust Estate” has the meaning set forth in Section  2.2.

“Lender” has the meaning set forth in the Revolving Credit Agreement.

“ Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease or sale/leaseback transaction be deemed to constitute a Lien.

“Lien Sharing and Priority Confirmation” means:

(1)
as to any future Series of Priority Lien Debt, the written agreement of the Priority Lien Representative of such Series of Priority Lien Debt, as set forth in the Indenture, Revolving Credit Agreement or other agreement governing such Series of Priority Lien Debt, for the benefit of all holders of Secured Debt and each future Secured Debt Representative:

(a)
that all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by any Grantor to secure any Obligations in respect of such Series of Priority Lien Debt and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations;

(b)
that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and

(c)
consenting to the terms of this Agreement and the Collateral Trustee’s performance of, and directing the Collateral Trustee to perform its obligations under, this Agreement and the other Security Documents; and

(2)
as to any Series of Junior Lien Debt, the written agreement of the holders of such Series of Junior Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, for the benefit of all holders of Secured Debt and each Secured Debt Representative:

(a)
that all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by any Grantor to secure any Obligations in respect of such Series of Junior Lien Debt and that all such Junior Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations;

(b)
that the holders of Obligations in respect of such Series of Junior Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens; and

(c)
consenting to the terms of this Agreement and the Collateral Trustee’s performance of, and directing the Collateral Trustee to perform its obligations under, this Agreement and the other Security Documents.

“ Notes” has the meaning set forth in the recitals.

“Note Documents” means the Indenture, the Notes and the Security Documents.

“ Obligations” means all principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable (including post-petition interest whether or not allowable as a claim in any such proceeding) under the documentation governing any Indebtedness.

“Offering Memorandum” means the Offering Memorandum for the Notes dated as of December 17, 2009.

“ Officers’ Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of GXS by two officers of GXS, one of whom must be the principal executive officer, the principal financial officer, the treasurer, the assistant treasurer, controller or the principal accounting officer of GXS, including:

(a)           a statement that the Person making such certificate has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

“ Permitted Liens” means those Liens which, under each of the Priority Lien Documents, are permitted to be incurred.

“ Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“ Priority Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of any Grantor to secure Priority Lien Obligations.

“ Priority Lien Debt” means:

(1)           the Notes initially issued by GXS under the Indenture;

(2)            Indebtedness (other than Banking Product Obligations and Hedging Obligations) of GXS under the Revolving Credit Agreement (including, without duplication, letters of credit and reimbursement obligations with respect thereto) that is permitted to be incurred and secured under each applicable Secured Debt Document (or as to which the lenders under the Revolving Credit Agreement obtained an Officer’s Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and secured by all applicable Secured Debt Documents); and

(3)           additional notes issued under any indenture or other Indebtedness (including, without duplication, letters of credit and reimbursement obligations with respect thereto but excluding Hedging Obligations) of GXS or any other Grantor that is secured equally and ratably with the Notes and the Revolving Credit Agreement in accordance with the terms hereof by a Lien that is permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of any Indebtedness referred to in this clause (3), that:

(a)           on or before the date on which such Indebtedness is incurred by GXS, such Indebtedness is designated by GXS or any other Grantor, in an Officers’ Certificate delivered to each Priority Lien Representative and the Collateral Trustee, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both Junior Lien Debt and Priority Lien Debt;

(b)           the Priority Lien Representative for such Indebtedness executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(b) and such Indebtedness is governed by a credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c)           all other requirements set forth in Section 3.8 have been complied with (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if GXS delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Priority Lien Debt”).

For the avoidance of doubt, Banking Product Obligations and Hedging Obligations do not constitute Priority Lien Debt, but may constitute Priority Lien Obligations.

“ Priority Lien Documents” means the Indenture, the Revolving Credit Agreement and any other indenture, credit agreement or other agreement governing each Series of Priority Lien Debt and the Security Documents relating to the Priority Lien Debt.

“ Priority Lien Obligations” means (i) the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt, (ii) Hedging Obligations permitted to be incurred under the Indenture and secured or intended to be secured pursuant to the Priority Lien Documents(including for the avoidance of doubt, the Closing Date Hedge), (iii) Banking Product Obligations incurred in the ordinary course of business that are secured or intended to be secured pursuant to the Priority Lien Documents and (iv) each Guarantee by any Grantor of the obligations described in clauses (i), (ii) or (iii) of this definition that is secured equally and ratably with the Notes and the Revolving Credit Agreement by a Priority Lien that is permitted to be incurred and so secured under each applicable Secured Debt Document.

 “ Priority Lien Representative” means:

(a)           in the case of the Indenture, the Trustee;

(b)           in the case of the Revolving Credit Agreement, the Administrative Agent; or

(c)           in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the credit agreement or other agreement governing such Series of Priority Lien Debt, and who has executed a Collateral Trust Joinder.

“Priority Lien Secured Parties” means the holders of Priority Lien Obligations and the Priority Lien Representatives.

“Restricted Subsidiary” has the meaning set forth in the Indenture.

“ Revolving Credit Agreement” means the Credit and Guaranty Agreement, to be dated the same date as the closing of this offering, among GXS, the Guarantors, the Administrative Agent, and the Lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including any amendment and restatement thereof), modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any agreement extending the maturity of, consolidating or otherwise restructuring (including adding subsidiaries of GXS as additional guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group and whether or not increasing the amount of Indebtedness that may be incurred thereunder.

“ Secured Debt” means Priority Lien Debt and Junior Lien Debt.

“ Secured Debt Default” means any event or condition which, under the terms of any credit agreement, indenture or other agreement governing any Secured Debt Obligations causes, or permits holders of Secured Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Secured Debt outstanding thereunder to become immediately due and payable.

“ Secured Debt Documents” means the Priority Lien Documents and the Junior Lien Documents.

“Secured Debt Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of GXS or any Guarantor to secure Secured Debt Obligations.

“ Secured Debt Obligations” means Priority Lien Obligations and Junior Lien Obligations.

“ Secured Debt Representative” means each Priority Lien Representative and each Junior Lien Representative.

“ Secured Parties” means the holders of Secured Debt Obligations and the Secured Debt Representatives.

“ Security Documents” means this Agreement, each Lien Sharing and Priority Confirmation, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by any Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of any of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1.

“ Senior Trust Estate” has the meaning set forth in Section  2.1.

“ Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained.

“ Series of Priority Lien Debt” means, severally, the Notes, the Indebtedness under the Revolving Credit Agreement and any additional notes or other Indebtedness under any other indenture or agreement that constitutes Priority Lien Obligations.

“ Series of Secured Debt” means, severally, each Series of Priority Lien Debt and each Series of Junior Lien Debt.

“Subsidiary” means, with respect to any specified Person:

(1)
any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)
any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

 “Subsidiary Guarantee” means the Guarantee by each Guarantor of GXS’s obligations under the Indenture and the Notes, executed pursuant to the provisions of the Indenture.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“ Trustee” has the meaning set forth in the recitals.

“ Trust Estates” has the meaning set forth in Section  2.2.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien under the Security Documents on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for the purposes of the provisions hereof or of any Secured Debt Document relating to such perfection, effect of perfection or non-perfection or priority.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“Unrestricted Subsidiary” has the meaning set forth in the Indenture.

SECTION 1.2   Rules of Interpretation.

(a)           All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

(b)           Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c)           The use in this Agreement or any of the other Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “ without limitation” or “ but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  The word “ will” shall be construed to have the same meaning and effect as the word “shall.”

(d)           References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided.  References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided.  References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

(e)           Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of any Priority Lien Document (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the applicable Priority Lien Document (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the applicable Priority Lien Document and (2) prior to the Discharge of Priority Lien Obligations, approved in a writing delivered to the applicable Priority Lien Representative and the Collateral Trustee by, or on behalf of, the requisite holders of Priority Lien Obligations as are needed (if any) under the terms of the applicable Priority Lien Documents to approve such amendment or modification.

This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it.  Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.

ARTICLE 2.  THE TRUST ESTATES

SECTION 2.1   Declaration of Senior Trust.

To secure the payment of the Priority Lien Obligations and in consideration of the mutual premises and the agreements set forth in this Agreement, each of the Grantors hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all current and future holders of Priority Lien Obligations, all of such Grantor’s right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the holders of Priority Lien Obligations, together with all of the Collateral Trustee’s right, title and interest in, to and under such Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “ Senior Trust Estate”).

The Collateral Trustee and its successors and assigns under this Agreement will hold the Senior Trust Estate in trust for the benefit solely and exclusively of all current and future holders of Priority Lien Obligations as security for the payment of all current and future Priority Lien Obligations.

Notwithstanding the foregoing, if at any time:

(1)           all Liens securing the Priority Lien Obligations have been released as provided in Section  4.1;

(2)           the Collateral Trustee holds no other property in trust as part of the Senior Trust Estate;

(3)           no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “ Discharge of Priority Lien Obligations”) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4)           GXS delivers to the Collateral Trustee an Officers’ Certificate stating that all Priority Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Priority Lien Documents and that the Grantors are not required by any Priority Lien Document to grant any Priority Lien upon any property, then the senior trust arising hereunder will terminate, except that all provisions set forth in Sections  7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Senior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

SECTION 2.2   Declaration of Junior Trust.

To secure the payment of the Junior Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, each of the Grantors hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all current and future holders of Junior Lien Obligations, all of such Grantor’s right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the holders of Junior Lien Obligations, together with all of the Collateral Trustee’s right, title and interest in, to and under such Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “ Junior Trust Estate,” and together with the Senior Trust Estate, the “ Trust Estates”).

The Collateral Trustee and its successors and assigns under this Agreement will hold the Junior Trust Estate in trust for the benefit solely and exclusively of all current and future holders of Junior Lien Obligations as security for the payment of all current and future Junior Lien Obligations.

Notwithstanding the foregoing, if at any time:

(1)           all Liens securing the Junior Lien Obligations have been released as provided in Section  4.1;

(2)           the Collateral Trustee holds no other property in trust as part of the Junior Trust Estate;

(3)           no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “ Discharge of Priority Lien Obligations”), mutatis mutandis, is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4)           GXS delivers to the Collateral Trustee an Officers’ Certificate stating that all Junior Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Junior Lien Documents and that the Grantors are not required by any Junior Lien Document to grant any Junior Lien upon any property, then the junior trust arising hereunder will terminate, except that all provisions set forth in Sections  7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Junior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

SECTION 2.3   Priority of Liens.   Notwithstanding anything else contained herein or in any other Security Document, and notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Junior Lien Obligations granted on the Collateral or of any Liens securing the Priority Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, the time of incurrence of any Series of Priority Lien Debt or Junior Lien Debt or any other applicable law or the Junior Lien Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Priority Lien Obligations or any other circumstance whatsoever, it is the intent of the parties that, and the parties hereby agree that:

(1)           this Agreement and the other Security Documents create two separate and distinct Trust Estates and Liens: (A) the Senior Trust Estate and Priority Lien securing the payment and performance of the Priority Lien Obligations; and (B) the Junior Trust Estate and Junior Lien securing the payment and performance of the Junior Lien Obligations; and

(2)           the Liens securing the Junior Lien Obligations are subject and subordinate to the Liens securing the Priority Lien Obligations in accordance with Section 2.12.

SECTION 2.4   Restrictions on Enforcement of Junior Liens   Until the Discharge of Priority Lien Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against GXS or any other Grantor, the holders of Priority Lien Obligations will have, subject to the exceptions set forth below in clauses (1) through (3), the exclusive right to authorize and direct the Collateral Trustee with respect to the Security Documents and the Collateral including, without limitation, the exclusive right to authorize or direct the Collateral Trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral (including, without limitation, the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement) and neither the Junior Lien Representatives nor any holder of Junior Lien Obligations may authorize or direct the Collateral Trustee with respect to such matters.  Notwithstanding the foregoing, the Junior Lien Representatives and the holders of Junior Lien Obligations may direct the Collateral Trustee:

(1)           without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations;

(2)           as necessary to perfect or establish the priority (subject to Priority Liens and other Permitted Liens) of the Junior Liens upon any Collateral; provided that, unless otherwise agreed to by the Collateral Trustee in the Security Documents, the Junior Lien Representatives and the holders of Junior Lien Obligations may not require the Collateral Trustee to take any action to perfect any Collateral through possession or control except that the Collateral Trustee may act as agent and as bailee for the benefit of the Junior Lien holders as specified in Section 7.4; or

(3)           as necessary to create, prove, preserve or protect (but not enforce) the Junior Liens upon any Collateral.

(b)           Until the Discharge of Priority Lien Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against GXS or any other Grantor, none of the Junior Lien Representatives nor the holders of Junior Lien Obligations will:

(1)           request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, or take any other action that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of Priority Lien Obligations in respect of the Priority Liens or that would limit, invalidate, avoid or set aside any Priority Lien or subordinate the Priority Liens to the Junior Liens or grant the Junior Liens equal ranking to the Priority Liens;

(2)           oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Priority Liens made by any holder of Priority Lien Obligations or any Priority Lien Representative in any Insolvency or Liquidation Proceedings;

(3)           oppose or otherwise contest any lawful exercise by any holder of Priority Lien Obligations or any Priority Lien Representative of the right to credit bid Priority Lien Debt at any sale of Collateral in foreclosure of Priority Liens;

(4)           oppose or otherwise contest any other request for judicial relief made in any court by any holder of Priority Lien Obligations or any Priority Lien Representative relating to the lawful enforcement of any Priority Lien;

(5)           contest, protest or object to any foreclosure proceeding or action brought by the Collateral Trustee, any Priority Lien Representative or any holder of Priority Lien Obligations or any other exercise by the Collateral Trustee, any Priority Lien Representative or any holder of Priority Lien Obligations of any rights and remedies relating to the Collateral under the Priority Lien Documents or otherwise, or object to the time or manner in which the Collateral Trustee, any Priority Lien Representative or any holder of Priority Lien Obligations seeks to enforce the Priority Lien Obligations or the Priority Liens; or

(6)           challenge the validity, enforceability, perfection or priority of the Priority Liens.

Notwithstanding the foregoing, both prior to and after the commencement of an Insolvency or Liquidation Proceeding, the Junior Lien Representatives and the holders of Junior Lien Obligations may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against any Grantor in accordance with applicable law; provided that, each holder of Junior Lien Obligations and each Junior Lien Representative agrees not to take any of the actions prohibited under clauses (1) through (6) of this Section 2.4(b) or oppose or contest any order that it has agreed not to oppose or contest under Section 2.8.

(c)           At any time prior to the Discharge of Priority Lien Obligations and after (a) the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor or

(b) the Collateral Trustee and each Junior Lien Representative have received written notice from any Priority Lien Representative stating that (i) any Series of Priority Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (ii) the holders of Priority Liens securing one or more Series of Priority Lien Debt have become entitled under any Priority Lien Documents to and desire to enforce any or all of the Priority Liens by reason of a default under such Priority Lien Documents, no payment of money (or the equivalent of money) will be made from the proceeds of Collateral by any Grantor to any Junior Lien Representative or any other holder of Junior Lien Obligations (including, without limitation, payments and prepayments made for application to Junior Lien Obligations and all other payments and deposits made pursuant to any provision of any Junior Lien Document in respect of Junior Lien Debt).

(d)           All proceeds of Collateral received by any Junior Lien Representative or any holder of Junior Lien Obligations in violation of Section 2.4(c) will be held in trust by the applicable Junior Lien Representative or the applicable holder of Junior Lien Obligations for the account of the holders of Priority Liens and remitted to the Collateral Trustee for distribution pursuant to the terms of this Agreement.  The Junior Liens will remain attached to and, subject to Section 2.12, enforceable against all proceeds so held or remitted.  All proceeds of Collateral received by any Junior Lien Representative or any holder of Junior Lien Obligations not in violation of Section 2.4(c) will be received by such Junior Lien Representative or such holder of Junior Lien Obligations free from the Priority Liens and all other Liens except the Junior Liens and Permitted Liens.

SECTION 2.5   Waiver of Right of Marshalling.

(a)           Prior to the Discharge of Priority Lien Obligations, holders of Junior Lien Obligations and each Junior Lien Representative may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of Priority Lien Obligations (in their capacity as priority lienholders).

(b)           Following the Discharge of Priority Lien Obligations, the holders of Junior Lien Obligations and any Junior Lien Representative may assert their right under the UCC or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the holders of Priority Lien Obligations.

SECTION 2.6   Discretion in Enforcement of Priority Liens.

(a)           Subject to the application of proceeds set forth in Section 3.4, in exercising rights and remedies with respect to the Collateral, the Priority Lien Representatives may instruct the Collateral Trustee to enforce (or refrain from enforcing) the provisions of the Priority Lien Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in accordance with the applicable Priority Lien Documents, including:

(1)           the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the Priority Lien Obligations;

(2)           the enforcement or forbearance from enforcement of any Priority Lien in respect of the Collateral;

(3)           the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the Senior Trust Estate to the extent provided in the Security Documents;

(4)           the acceptance of the Collateral in full or partial satisfaction of the Priority Lien Obligations; and

(5)           the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

SECTION 2.7    Amendments to Priority Lien Documents and Discretion in Enforcement of Priority Lien Obligations.

(a)           Without in any way limiting the generality of Section 2.6, the holders of Priority Lien Obligations and the Priority Lien Representatives may at any time and from time to time, without the consent of or notice to holders of Junior Lien Obligations or the Junior Lien Representatives, without incurring responsibility to holders of Junior Lien Obligations and the Junior Lien Representatives and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of holders of Junior Lien Obligations and the Junior Lien Representatives, do any one or more of the following:

(1)           change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Priority Lien Obligations, or otherwise amend or supplement in any manner the Priority Lien Obligations, or any instrument evidencing the Priority Lien Obligations or any agreement under which the Priority Lien Obligations are outstanding including, without limitation increasing the principal amount thereof and/or the applicable margin or similar component of interest rate;

(2)           release any Person or entity liable in any manner for the collection of the Priority Lien Obligations;

(3)           release the Priority Lien on any Collateral; and

(4)           exercise or refrain from exercising any rights against any Grantor.

(b)           Except as otherwise provided in this Agreement, holders of Priority Lien Obligations may at any time and from time to time, without consent of or notice to the holders of other Secured Debt Obligations or the Secured Debt Representatives, amend their respective Priority Lien Documents in accordance with the terms of such Priority Lien Documents.

SECTION 2.8   Insolvency or Liquidation Proceedings.

(a)           If in any Insolvency or Liquidation Proceeding and prior to the Discharge of Priority Lien Obligations, the holders of Priority Lien Obligations by an Act of Required Debtholders consent to any order:

(1)           for use of cash collateral;

(2)           approving a debtor-in-possession financing secured by a Lien that is senior to or on a parity with all Priority Liens upon any property of the estate in such Insolvency or Liquidation Proceeding;

(3)           granting any relief on account of Priority Lien Obligations as adequate protection (or its equivalent) for the benefit of the holders of Priority Lien Obligations in the Collateral subject to Priority Liens; or

(4)           relating to a sale of assets of any Grantor that provides, to the extent the assets sold are to be free and clear of Liens, that all Priority Liens and Junior Liens will attach to the proceeds of the sale;

then, the holders of Junior Lien Obligations, in their capacity as holders of secured claims, and each Junior Lien Representative will not oppose or otherwise contest the entry of such order, so long as none of the holders of Priority Lien Obligations or any Priority Lien Representative in any respect opposes or otherwise contests any request made by the holders of Junior Lien Obligations or a Junior Lien Representative for the grant to the Collateral Trustee, for the benefit of the holders of Junior Lien Obligations, of a junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Priority Lien Obligations, co-extensive in all respects with, but subordinated (as set forth in Section 2.12) to, such Lien and all Priority Liens on such property.

Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the holders of Junior Lien Obligations and the Junior Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of Insolvency or Liquidation Proceedings against any Grantor in accordance with applicable law; provided that, each Junior Lien Representative and each holder of Junior Lien Obligations shall not take any of the actions prohibited under Section  2.4(b) nor oppose or contest any order that it has agreed not to oppose or contest under Section 2.8(a).

(b)           The holders of Junior Lien Obligations and Junior Lien Representatives will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Junior Liens, except that:

(1)           they may freely seek and obtain relief: (A) granting a junior Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.12) to, all Liens granted in such Insolvency or Liquidation Proceeding to, or for the benefit of, any Priority Lien Representative and the holders of Priority Lien Obligations; or (B) in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan; and

(2)           they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations.

SECTION 2.9   Collateral Shared Equally and Ratably within Class.  The parties to this Agreement agree that the payment and satisfaction of all of the Secured Debt Obligations within each Class will be secured, subject to the distribution provisions herein relating to Priority Liens, equally and ratably by the Liens established in favor of the Collateral Trustee for the benefit of the Secured Parties belonging to such Class.  It is understood and agreed that nothing in this Section  2.9 is intended to alter the priorities among Secured Parties belonging to different Classes as provided in Section  2.3.

SECTION 2.10   Sharing of Collateral by Holders of Priority Lien Obligations.  The Collateral Trustee and each Priority Lien Representative (on behalf of each holder of Priority Lien Obligations) agree that, notwithstanding:

(a)           anything to the contrary contained in the Security Documents;

(b)           the time of incurrence of any Priority Lien Obligations;

(c)           the order or method of attachment or perfection of any Liens securing any Priority Lien Obligations;

(d)           the time or order of filing of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral;

(e)           the time of taking possession or control over any Collateral;

(f)           that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; and

(g)           the rules for determining priority under any law governing relative priorities of Liens,

(1) all Priority Liens granted at any time by any Grantor will secure, subject to the distribution provisions herein, equally and ratably, all current and future Priority Lien Obligations, and (2) all proceeds of all Priority Liens granted at any time by any Grantor will be allocated and distributed on account of the Priority Lien Debt and all other Priority Lien Obligations in accordance with this Agreement.

This Section 2.10 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each current and future holder of Priority Lien Obligations, each current and future Priority Lien Representative, and the Collateral Trustee as holder of Priority Liens.

SECTION 2.11   Equal and Ratable Sharing of Collateral by Holders of Junior Lien Obligations.  The Collateral Trustee and each Junior Lien Representative (on behalf of each holder of Junior Lien Obligations) agree that, notwithstanding:

(a)           anything to the contrary contained in the Security Documents;

(b)           the time of incurrence of any Junior Lien Obligations;

(c)           the order or method of attachment or perfection of any Liens securing any Junior Lien Obligations;

(d)           the time or order of filing of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral;

(e)           the time of taking possession or control over any Collateral;

(f)           that any Junior Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; and

(g)           the rules for determining priority under any law governing relative priorities of Liens, and

(1) all Junior Liens granted at any time by any Grantor will secure, equally and ratably, all current and future Junior Lien Obligations and (2) all proceeds of all Junior Liens granted at any time by any Grantor will be allocated and distributed equally and ratably on account of the Junior Lien Debt and all other Junior Lien Obligations in accordance with this Agreement.

This Section 2.11 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each current and future holder of Junior Lien Obligations, each current and future Junior Lien Representative, and the Collateral Trustee as holder of Junior Liens.

SECTION 2.12   Ranking of Junior Liens.

(a)             The parties to this Agreement agree that, notwithstanding:

(1)           anything to the contrary contained in the Security Documents;

(2)           the time of incurrence of any Secured Debt Obligations;

(3)           the order or method of attachment or perfection of any Liens securing any Secured Debt Obligations;

(4)           the time or order of filing of financing statements or other documents filed to perfect any Lien upon any Collateral;

(5)           the time of taking possession or control over any Collateral;

(6)           that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7)           the rules for determining priority under any law governing relative priorities of Liens,

all Junior Liens at any time granted by GXS or any Guarantor will be subject and subordinate to all Priority Liens securing Priority Lien Obligations.

(b)             This Section 2.12 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Priority Lien Obligations, each present and future Priority Lien Representative and the Collateral Trustee as holder of Priority Liens.  No other Person will be entitled to rely on, have the benefit of or enforce those provisions.

(c)             In addition, this Section 2.12 is intended solely to set forth the relative ranking, as Liens, of the Liens securing Junior Lien Obligations as against the Priority Liens.  Neither the Priority Lien Obligations nor any other Junior Lien Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or will ever be by reason of the foregoing provision, in any respect subordinated, deferred, postponed, restricted or prejudiced.

ARTICLE 3.   OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

SECTION 3.1   Undertaking of the Collateral Trustee.

(a)           Each Secured Party acting through its Priority Lien Representative or Junior Lien Representative, as applicable, hereby appoints the Collateral Trustee to serve as Collateral Trustee hereunder on the terms and conditions set forth herein.  Subject to, and in accordance with, this Agreement, the Collateral Trustee will, as collateral trustee, for the benefit solely and exclusively of the present and future Secured Parties:

(1)           accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

(2)           take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(3)           deliver and receive notices pursuant to the Security Documents;

(4)           sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(5)           remit as provided in Section  3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(6)           execute and deliver amendments to the Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officers’ Certificate to the effect that the amendment was permitted under Section 7.1; and

(7)           release any Lien granted to it by any Security Document upon any Collateral if and as required by and subject to satisfaction of the conditions set forth in Section  4.1(b).

(b)           Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section  3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

(c)           Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Secured Debt Obligations) unless and until it shall have been directed by written notice of an Act of Required Debtholders and then only in accordance with the provisions of this Agreement.

(d)           Notwithstanding anything to the contrary contained in this Agreement, no Junior Lien Representative or Priority Lien Representative may serve as Collateral Trustee.

SECTION 3.2   Release or Subordination of Liens.  The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:

(a)           as directed by an Act of Required Debtholders accompanied by an Officers’ Certificate to the effect that the release or subordination was permitted by each applicable Secured Debt Document;

(b)           as required by Article  4;

(c)           as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction; or

(d)           for the subordination of the Junior Trust Estate and the Junior Liens to the Senior Trust Estate and the Priority Liens as provided for herein.

SECTION 3.3   Enforcement of Liens.  If the Collateral Trustee at any time receives written notice that any event has occurred that constitutes a default under any Secured Debt Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce any of its Liens under the Security Documents, the Collateral Trustee will promptly deliver written notice thereof to each Secured Debt Representative.  Thereafter, the Collateral Trustee may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders.  Unless it has been directed to the contrary by an Act of Required Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable and in the best interest of the holders of Secured Debt Obligations.

SECTION 3.4   Application of Proceeds.

(a)           If any Collateral is sold or otherwise realized upon by the Collateral Trustee in connection with any foreclosure, collection, sale or other enforcement of Liens granted to the Collateral Trustee in the Security Documents, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against GXS or any other Grantor, the proceeds (cash and non cash) received by the Collateral Trustee from such foreclosure, collection, sale or other enforcement will be distributed by the Collateral Trustee in the following order of application; provided that, this order of application shall in no event apply to any amount held in the Escrow Account (as defined in the Indenture):

FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Trustee’s fees and expenses and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Security Document (including, but not limited, to indemnification payments and reimbursements);

SECOND, to the repayment of Indebtedness and other Obligations, other than Secured Debt Obligations, secured by a Permitted Lien on the Collateral sold or realized upon to the extent that such other Indebtedness or Obligation is required to be discharged in connection with such sale;

THIRD, to the Priority Lien Representative under the Revolving Credit Agreement for application to the payment of all outstanding First Out Revolver Debt and any other First Out Obligations that are then due and payable, in such order as may be provided in the Revolving Credit Agreement in an amount sufficient to pay in full in cash all outstanding First Out Revolver Debt and all other First Out Obligations that are then due and payable, including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Revolving Credit Agreement, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the Revolving Credit Agreement) of all outstanding letters of credit constituting First Out Revolver Debt;

FOURTH, ratably, to the respective Priority Lien Representatives for application to the payment of all other outstanding Priority Lien Debt and all other Priority Lien Obligations that are then due and payable, in such order as may be provided in the Priority Lien Documents in an amount sufficient to pay in full in cash all such Priority Lien Debt and all such other Priority Lien Obligations that are then due and payable, including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting such other Priority Lien Debt;

FIFTH, to the respective Junior Lien Representatives for application to the payment of all outstanding Junior Lien Debt and any other Junior Lien Obligations that are then due and payable in such order as may be provided in the Junior Lien Documents in an amount sufficient to pay in full in cash all outstanding Junior Lien Debt and all other Junior Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Junior Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit, if any, constituting Junior Lien Debt); and

SIXTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the applicable Grantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

(b)           If any Priority Lien Representative (other than the First Out Representative) or any holder of Priority Lien Obligations (other than the First Out Obligations) or any Junior Lien Representative or any holder of Junior Lien Obligations collects or receives any proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the First Out Obligations or other Priority Lien Obligations, as applicable, in accordance with Section 3.4(a) above, whether prior to or after the commencement of an Insolvency or Liquidation Proceeding or otherwise, in each case, such Priority Lien Representative or such holder of Priority Lien Obligations or such Junior Lien Representative or such holder of Junior Lien Obligations, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the First Out Obligations or the  Priority Lien Obligations, as applicable, to be applied in accordance with Section 3.4(a).  Until so delivered, such proceeds will be held in trust by that Priority Lien Representative or that holder of Priority Lien Obligations or that Junior Lien Representative or that holder of Junior Lien Obligations, as the case may be, for the benefit of the holders of the First Out Obligations or other Priority Lien Obligations, as applicable.

(c)           This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Debt Obligations, each present and future Secured Debt Representative and the Collateral Trustee as holder of Secured Debt Liens.  The Secured Debt Representative of each future Series of Secured Debt will be required to deliver a Lien Sharing and Priority Confirmation as provided in Section 3.8 at the time of incurrence of such Series of Secured Debt.

(d)           In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Required Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(e)           In making the determinations and allocations in accordance with Section 3.4(a), the Collateral Trustee may conclusively rely upon information supplied by the relevant Priority Lien Representative as to the amounts of unpaid principal and interest and other amounts outstanding with respect to its respective Priority Lien Debt and any other Priority Lien Obligations and information supplied by the relevant Junior Lien Representative as to the amounts of unpaid principal and interest and other amounts outstanding with respect to its respective Junior Lien Debt and any other Junior Lien Obligations, and the Collateral Trustee shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied but in the event of any such contest, the information delivered by any Secured Debt Representative shall be conclusive, for purposes of the Collateral Trustee’s reliance, absent manifest error.  Upon the reasonable request of the Collateral Trustee, the applicable Secured Debt Representative shall deliver to the Collateral Trustee a certificate setting forth the information specified in this Section 3.4(e).  All distributions made by the Collateral Trustee pursuant to Section 3.4(a) shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Trustee shall have no duty to inquire as to the application by any Secured Debt Representative in respect of any amounts distributed to such Secured Debt Representative.

SECTION 3.5   Powers of the Collateral Trustee.

(a)           The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article  3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Debtholders.

(b)           No Secured Debt Representative or holder of Secured Debt Obligations will have any liability whatsoever for any act or omission of the Collateral Trustee.

SECTION 3.6    Documents and Communications.  The Collateral Trustee will permit each Secured Debt Representative and each holder of Secured Debt Obligations upon reasonable written notice from time to time during regular business hours to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

SECTION 3.7   For Sole and Exclusive Benefit of Holders of Secured Debt Obligations.  The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estates solely and exclusively for the benefit of the present and future holders of present and future Secured Debt Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section  3.4.

SECTION 3.8   Additional Secured Debt.

(a)           The Collateral Trustee will, as trustee hereunder, perform its undertakings set forth in Section  3.1(a) with respect to each holder of Secured Debt Obligations of a Series of Secured Debt that is issued or incurred after the date hereof that:

(1)           holds Secured Debt Obligations that are identified as Junior Lien Debt or Priority Lien Debt in accordance with the procedures set forth in Section  3.8(b); and

(2)           signs, through its designated Secured Debt Representative identified pursuant to Section  3.8(b), a Collateral Trust Joinder and delivers the same to the Collateral Trustee.

(b)           GXS will be permitted to designate as an additional holder of Secured Debt Obligations hereunder each Person who is, or who becomes, the registered holder of Junior Lien Debt or the registered holder of Priority Lien Debt incurred by GXS or any other Grantor after the date of this Agreement in accordance with the terms of all applicable Secured Debt Documents.  GXS may only effect such designation by delivering to the Collateral Trustee an Additional Secured Debt Designation stating that:

(1)           GXS or such other Grantor intends to incur additional Secured Debt (“ Additional Secured Debt”) which will either be (i) Priority Lien Debt permitted by each applicable Secured Debt Document, and permitted to be secured by a Priority Lien equally and ratably with all previously existing and future Priority Lien Debt or (ii) Junior Lien Debt permitted by each applicable Secured Debt Document, and permitted to be secured with a Junior Lien equally and ratably with all previously existing and future Junior Lien Debt;

(2)           specifying the name and address of the Secured Debt Representative for such series of Additional Secured Debt (if any) for purposes of Section  7.7.

(3)           GXS and each other Grantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents;

(4)           attaching as Exhibit 1 to such Additional Secured Debt Designation a Reaffirmation Agreement duly executed by GXS, each other Grantor and each Guarantor, which Reaffirmation Agreement shall be substantially in the form of Exhibit 1 to Exhibit A hereto; and

(5)           GXS has caused a copy of the Additional Secured Debt Designation and the related Collateral Trust Joinder to be delivered to each then existing Secured Debt Representative.

Although GXS shall be required to deliver a copy of each Additional Secured Debt Designation and each Collateral Trust Joinder to each then existing Secured Debt Representative, the failure to so deliver a copy of the Additional Secured Debt Designation and/or Lien Sharing and Priority Confirmation to any then existing Secured Debt Representative shall not affect the status of such debt as Additional Secured Debt if the other requirements of this Section 3.8 are complied with. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow GXS or any other Grantor to incur additional Indebtedness or Liens unless otherwise permitted by the terms of all applicable Secured Debt Documents.

ARTICLE 4.   OBLIGATIONS ENFORCEABLE BY GXS AND THE OTHER GRANTORS

SECTION 4.1   Release of Liens on Collateral.

(a)           The Collateral Trustee’s Liens upon the Collateral will be released:

(1)           in whole, upon (A) payment in full and discharge of all outstanding Secured Debt and all other Secured Debt Obligations that are due and payable at the time all of the Secured Debt is paid in full and discharged (other than Hedging Obligations and Banking Product Obligations) and (B) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents, or such letters of credit are backstopped by one or more standby letters of credit reasonably acceptable to the letter of credit issuer;

(2)           as to any Collateral that is sold, transferred or otherwise disposed of by any Grantor to a Person that is not (either before or after such sale, transfer or disposition) GXS or a Restricted Subsidiary of GXS in either (A) a foreclosure sale or other similar transaction approved by an Act of Required Debtholders or (B) a transaction or other circumstance that is permitted under the Indenture and is permitted by all of the other Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided, that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to Article 5 of the Indenture or is subject to any covenant in the

Revolving Credit Agreement prohibiting the release of such Liens in connection with such sale or disposition;

(3)           as to a release of less than all or substantially all of the Collateral, if (a) consent to the release of all Priority Liens (or, at any time after the Discharge of Priority Lien Obligations, the Junior Liens) on such Collateral has been given by an Act of Required Debtholders and is permitted by all Secured Debt Documents and (b) the Grantors have delivered an Officers’ Certificate to the Collateral Trustee certifying that all such necessary consents have been obtained;

(4)           as to a release of all or substantially all of the Collateral, if (A) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents, and (B) the Grantors have delivered an Officers’ Certificate to the Collateral Trustee certifying that all such necessary consents have been obtained; and

(5)           automatically as to any Equity Interests or other securities of any Affiliate of GXS (other than GXS, Inc. and its successors), if at any time Rule 3-16 of Regulation S-X under the Securities Act or any other law, rule or regulation requires or is interpreted by the SEC to require the filing with the SEC (or any other U.S. federal governmental agency) of separate financial statements of such Affiliate due to the fact that such Subsidiary’s Equity Interests or other securities are pledged to secure the Notes or any Subsidiary Guarantee, but only to the extent necessary to not be subject to such requirement.

In addition, in the case of a Guarantor that is released from its Guarantee with respect a Series of Secured Debt, the Liens on the assets and property of such Guarantor securing such Series of Secured Debt will be released.

(b)           The Collateral Trustee agrees for the benefit of GXS and the other Grantors that, if the Collateral Trustee at any time receives:

(1)           an Officers’ Certificate (a copy of which shall also be provided to each Secured Debt Representative) stating that (A) the signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Debt Documents, if any, relating to the release of the Collateral have been complied with, and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with; and

(2)           the proposed instrument or instruments evidencing the release of such Lien as to such property in recordable form, if applicable; and

(3)           prior to the Discharge of Priority Lien Obligations, the written acknowledgement of each Priority Lien Representative (or, at any time after the Discharge of Priority Lien Obligations, each Junior Lien Representative) that it has received an Officers’ Certificate described in clause (1) above, which Officers’ Certificate certifies that such release is permitted by Section 4.1(a) and the respective Secured Debt Documents governing the Secured Debt Obligations the holders of which such Secured Debt Representative represents; then the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver to GXS or other applicable Grantor such documents evidencing the release of the Collateral Trustee’s Liens on the applicable Collateral as GXS shall reasonably request on or before the fifth Business Day after the date of receipt (or deemed receipt) of the items required by this Section  4.1(b) by the Collateral Trustee.

(c)           The Collateral Trustee hereby agrees that:

(1)           in the case of any release pursuant to clause  (2) of Section  4.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of GXS or other applicable Grantor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

(2)           at any time when a Secured Debt Default under a Series of Secured Debt that constitutes Junior Lien Debt has occurred and is continuing, within two Business Days of the receipt by it of any Act of Required Debtholders pursuant to Section  4.1(a)(3), the Collateral Trustee will deliver a copy of such Act of Required Debtholders to each Secured Debt Representative.

(d)           The Collateral Trustee hereby further agrees that:

(1)           if any Priority Lien Representative notifies the Collateral Trustee that it requests GXS or any other Grantor to make any necessary filings, registrations and recordings to create, preserve, protect and perfect the security interests granted by such Grantor to the Collateral Trustee for the benefit of the applicable Priority Lien Secured Parties under the Security Documents in respect of the Collateral, the Collateral Trustee shall promptly notify GXS thereof and direct GXS or such other Grantor to take all such actions requested by such Priority Lien Representative; and

(2)           upon receipt by the Collateral Trustee of any notice or document delivered by GXS or any other Grantor under the Security Documents, the Collateral Trustee shall promptly forward a copy of such notice or document to each Priority Lien Representative.

(e)           Each Secured Debt Representative hereby agrees that :

(1)           as soon as reasonably practicable after receipt of an Officers’ Certificate from GXS pursuant to Section 4.1(b)(1), it will, to the extent required by such Section, either provide to the Collateral Trustee (A) the written acknowledgment of receipt of such Officers’ Certificate required by Section 4.1(b)(3) or (B) a written statement that such release is not permitted by Section 4.1(a); provided that the failure of any Secured Debt Representative to take either of the preceding actions within five (5) Business Days after receipt of such Officers’ Certificate shall be deemed to be the provision by such Secured Debt Representative of the written acknowledgment required by Section 4.1(b)(3); and

(2)           within three (3) Business Days of the receipt by it of any notice from the Collateral Trustee pursuant to Section  4.1(c)(2), such Secured Debt Representative will deliver a copy of such notice to each registered holder of the Series of Priority Lien Debt or Series of Junior Lien Debt for which it acts as Secured Debt Representative.

SECTION 4.2   Delivery of Copies to Secured Debt Representatives.   GXS will deliver to each Secured Debt Representative a copy of each Officers’ Certificate delivered to the Collateral Trustee pursuant to Section  4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officers’ Certificate.  The Secured Debt Representatives will not be obligated to take notice thereof or to act thereon, subject to Section  4.1(e).

SECTION 4.3   Collateral Trustee not Required to Serve, File or Record.  The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided, however, that if GXS or any other Grantor shall make a written demand for a termination statement under Section 9-513(c) of the UCC, the Collateral Trustee shall comply with the written request of GXS or such Grantor to comply with the requirements of such UCC provision; provided, further, that the Collateral Trustee must first confirm with the Secured Debt Representatives that the requirements of such UCC provisions have been satisfied.

SECTION 4.4   Release of Liens in Respect of Notes.  The Collateral Trustee’s Liens upon the Collateral will no longer secure the Notes outstanding under the Indenture, any Guarantor’s obligations under the Guarantees or any other Obligations under the Indenture, and the right of the holders of the Notes, including the Guarantees, and such Obligations to the benefits and proceeds of the Collateral Trustee’s Liens on the Collateral will terminate and be discharged:

(1)           upon satisfaction and discharge of the Indenture as set forth under Article 11 of the Indenture;

(2)           upon a Legal Defeasance or Covenant Defeasance (each as defined under the Indenture) of the Notes as set forth under Article 8 of the Indenture;

(3)           upon payment in full and discharge of all Notes outstanding under the Indenture and all Obligations that are outstanding, due and payable under the Indenture at the time the Notes are paid in full and discharged; or

(4)           in whole or in part, with the consent of the holders of the requisite percentage of Notes in accordance with Article 9 of the Indenture.

ARTICLE 5.   IMMUNITIES OF THE COLLATERAL TRUSTEE

SECTION 5.1   No Implied Duty.  The Collateral Trustee will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Security Documents.  The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents.

SECTION 5.2   Appointment of Agents and Advisors.  The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

SECTION 5.3   Other Agreements.  The Collateral Trustee has accepted and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed by an Act of Required Debtholders, the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee.  The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Secured Debt (other than this Agreement and the other Security Documents to which it is a party).

SECTION 5.4   Solicitation of Instructions.

(a)           The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required Debtholders, an Officers’ Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents.

(b)           No written direction given to the Collateral Trustee by an Act of Required Debtholders that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

SECTION 5.5   Limitation of Liability.  Except as expressly set forth herein (including Section 5.12), the Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own gross negligence, bad faith or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

SECTION 5.6   Documents in Satisfactory Form.  The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

SECTION 5.7   Entitled to Rely.  The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by GXS or any other Grantor in compliance with the provisions of this Agreement or delivered to it by any Secured Debt Representative as to the holders of Secured Debt Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof.  The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officers’ Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on the Officers’ Certificate or opinion of counsel as to such matter and such Officers’ Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.

SECTION 5.8   Secured Debt Default.  The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Secured Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until it is directed by an Act of Required Debtholders.

SECTION 5.9   Actions by Collateral Trustee.  As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Required Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the holders of Secured Debt Obligations.

SECTION 5.10   Security or Indemnity in favor of the Collateral Trustee.  The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

SECTION 5.11  Rights of the Collateral Trustee.   In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document.  In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

SECTION 5.12   Limitations on Duty of Collateral Trustee in Respect of Collateral.

(a)           Beyond the exercise of reasonable care in the custody of Collateral in its possession, and to account to the Secured Parties and the Grantors for moneys and other property received by it hereunder or under any Security Document and any other duties expressly set forth in the Security Documents, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral.  The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

(b)           The Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.  The Collateral Trustee hereby disclaims any representation or warranty to the present and future holders of the Secured Debt Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

SECTION 5.13   Assumption of Rights, Not Assumption of Duties.  Notwithstanding anything to the contrary contained herein:

(1)           each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;

(2)           the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

(3)           the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than those of the Collateral Trustee.

SECTION 5.14   No Liability for Clean Up of Hazardous Materials.  In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “ owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver.  The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

ARTICLE 6.   RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE

SECTION 6.1   Resignation or Removal of Collateral Trustee.  Subject to the appointment of a successor Collateral Trustee as provided in Section  6.2 and the acceptance of such appointment by the successor Collateral Trustee:

(a)           the Collateral Trustee may resign at any time by giving not less than 30 days’ notice of resignation to each Secured Debt Representative and GXS; and

(b)           the Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Debtholders.

SECTION 6.2   Appointment of Successor Collateral Trustee.  Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Required Debtholders.  If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of GXS), at its option, appoint a successor Collateral Trustee (or, in the event the retiring Collateral Trustee chooses not to appoint, GXS will appoint a successor Collateral Trustee), or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:

(1)           authorized to exercise corporate trust powers;

(2)           having a combined capital and surplus of at least $500,000,000;

(3)           maintaining an office in New York, New York;

(4)           that is not a Secured Debt Representative ;

(5)           that is not an Affiliate of GXS or a Guarantor.

The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section  6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.

SECTION 6.3   Succession.  When the Person so appointed as successor Collateral Trustee accepts such appointment by executing a joinder to this Agreement:

(1)          such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and

(2)          the predecessor Collateral Trustee will (at the expense of GXS) promptly transfer all Liens and collateral security and other property of the Trust Estates within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Trust Estates.

Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article  5 and the provisions of Sections  7.10 and 7.11.

SECTION 6.4   Merger, Conversion or Consolidation of Collateral Trustee.  Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (4) of Section 6.2 and (ii) within 30 days of any such merger, conversion or consolidation becoming effective, the Collateral Trustee shall have notified GXS, each Priority Lien Representative and each Junior Lien Representative thereof in writing.

ARTICLE 7.   MISCELLANEOUS PROVISIONS

SECTION 7.1   Amendment.

(a)           No amendment or supplement to the provisions of any Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Debtholders, except that:

(1)           any amendment or supplement that has the effect solely of:

(A)           adding or maintaining Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the priority of the Secured Debt Liens therein,

(B)           curing any ambiguity, omission, mistake, defect or inconsistency,

(C)           providing for the assumption of any Grantor’s obligations under any Secured Debt Document in the case of a merger or consolidation or sale of all or substantially all of the assets of such Grantor to the extent permitted by the terms of the Indenture, the Revolving Credit Agreement and the other Secured Debt Documents, as applicable,

(D)           making any change that would provide any additional rights or benefits to the Secured Parties or the Collateral Trustee or that does not adversely affect the rights under the Indenture, the Revolving Credit Agreement or any other Secured Debt Document of any Secured Party or the Collateral Trustee, or

(E)           conforming the text of this Agreement to any provision of the description of the notes set forth in the Offering Memorandum to the extent that such provision in the description of the notes set forth in the Offering Memorandum was intended to be a verbatim recitation of a provision of this Agreement, will, in each case become effective when executed and delivered by the applicable Grantor party thereto and the Collateral Trustee;

(2)           no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Secured Debt Obligations:

(A)           to vote its outstanding Secured Debt as to any matter described as subject to an Act of Required Debtholders (or amends the provisions of this clause  (2) or the definition of “ Act of Required Debtholders”),

(B)           to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described in Section  4.1,

(C)           to require that Liens securing Secured Debt Obligations be released only as set forth in the provisions described in Section  4.1 or

(D)           to amend Section 2.9 or Section 2.10.

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Documents;

(3)           no amendment or supplement that affects or involves the “first out” provisions hereunder (including, without limitation, the definitions of First Out Cap, “First Out Representative”, “First Out Revolver Debt”, “First Out Obligations”, “First Out Revolver Debt Obligations” and the applicable provisions of Section 3.4 hereof) will become effective without the consent of the Priority Lien Representative with respect to the Revolving Credit Agreement; and

(4)           no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Secured Debt Representative or adversely affects the rights of the Collateral Trustee or any Secured Debt Representative, respectively, in its capacity as such will become effective without the consent of the Collateral Trustee or such Secured Debt Representative, respectively.

(b)           Notwithstanding Section 7.1(a) but subject to Sections 7.1(a)(1), 7.1(a)(2) and 7.1(a)(3) , any amendment or waiver of, or any consent under, any provision of this Agreement or any other Security Document that secures Priority Lien Obligations will apply automatically to any comparable provision of any comparable Junior Lien Document without the consent of or notice to any holder of Junior Lien Obligations and without any action by any Grantor or any holder of Junior Lien Obligations.

(c)           The Collateral Trustee will not enter into any amendment or supplement unless it has received an Officers’ Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Secured Debt Documents.  Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an opinion of counsel of GXS to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an opinion of counsel of GXS addressing customary creation and perfection, and if such additional Collateral consists of equity interests of any Person, priority matters with respect to such additional Collateral (which opinion may be subject to customary assumptions and qualifications).

(d)           Any amendment or supplement to the provisions of the Security Documents that releases Collateral will be effective only in accordance with the requirements set forth in the applicable Secured Debt Document referenced above under Section 4.1 of this Agreement.  Any amendment or supplement that results in all of the Collateral Trustee’s Secured Debt Liens upon the Collateral no longer securing the Notes and the other Obligations under the Indenture may only be effected in accordance with Section 4.4 of this Agreement.

(e)           The holders of Junior Lien Obligations and the Junior Lien Representatives agree that each Security Document that secures Junior Lien Obligations (but not also securing Priority Lien Obligations) will include the following language:

“ Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by such Collateral Trustee hereunder are subject to the provisions of the Collateral Trust Agreement, dated as of December 23, 2009, among GXS Worldwide, Inc., the Grantors from time to time party thereto, Wells Fargo Foothill, Inc., as Administrative Agent under the Revolving Credit Agreement (as defined therein), U.S. Bank National Association, as Trustee under the Indenture (as defined therein), and Wilmington Trust FSB, as Collateral Trustee (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “ Collateral Trust Agreement”).  In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement will govern.”

; provided, however, that if the jurisdiction in which any such Junior Lien Document will be filed prohibits the inclusion of the language above or would prevent a document containing such language from being recorded, the Junior Lien Representatives and the Priority Lien Representatives agree, prior to such Junior Lien Document being entered into, to negotiate in good faith replacement language stating that the lien and security interest granted under such Junior Lien Document is subject to the provisions of this Agreement.

SECTION 7.2   Voting.  In connection with any matter under this Agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt.  Hedging Obligations and Banking Product Obligations will not be considered for purposes of voting by holders of Priority Lien Debt under this Agreement unless there are no Series of Priority Lien Debt outstanding (excluding Hedging Obligations), and Hedging Obligations will not be considered for purposes of voting by holders of Junior Lien Debt under this Agreement unless there are no Series of Junior Lien Debt outstanding, each as determined under the definition of Act of Required Debtholders.  The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) the aggregate principal amount of Secured Debt held by such Series of Secured Debt (including the face amount of outstanding letters of credit whether or not then available or drawn), plus (2) the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Debt.  Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Debt will cast all of its votes under that Series of Secured Debt as a block in respect of any vote under this Agreement.

The Collateral Trustee has no obligation or duty to determine whether the vote of the requisite holders of the applicable Series of Secured Debt was obtained as required in this Section 7.2 or is required by or any purpose hereof.

SECTION 7.3   Further Assurances; Insurance.

(a)           Each of the Grantors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Secured Debt Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the date of this Agreement), in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

(b)           Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, each of the Grantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the holders of Secured Debt Obligations.

(c)           Without limiting the foregoing, substantially concurrently with the acquisition by any Grantor of any asset that would constitute Collateral as to which perfection does not occur automatically and as to which perfection is required under the Secured Debt Documents, each such Grantor will execute and deliver to the Collateral Trustee for the benefit of the holders of Secured Debt Obligations such Uniform Commercial Code financing statements or take such other actions, in each case, as required under the Secured Debt Documents.

(d)           Upon the request of the Collateral Trustee, GXS and the other Grantors will permit the Collateral Trustee or any of its agents or representatives (x), at reasonable times and intervals (but in any event, so long as no Event of Default (as defined in any Secured Debt Document) has occurred and is continuing, no more than one time per year) upon reasonable prior notice, to examine and make copies of and abstracts from the books and records relating to the Collateral (subject to requirements under any confidentiality agreements, if applicable), all at GXS’s expense and (y) to discuss matters relating to the Collateral with their respective representatives and advisors (provided that GXS shall be given the right to participate in such discussions with such representatives).

SECTION 7.4   Perfection of Junior Trust Estate.

Solely for purposes of perfecting the Liens of the Collateral Trustee in its capacity as agent of the holders of Junior Lien Obligations and the Junior Lien Representatives in any portion of the Junior Trust Estate in the possession or control of the Collateral Trustee (or its agents or bailees) as part of the Senior Trust Estate including, without limitation, any instruments, goods, negotiable documents, tangible chattel paper, certificated securities, securities accounts or money, the Collateral Trustee, the holders of Priority Lien Obligations and the Priority Lien Representatives hereby acknowledge that the Collateral Trustee also holds such property as gratuitous bailee for the benefit of the Collateral Trustee for the benefit of the holders of Junior Lien Obligations and the Junior Lien Representatives (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(d), 8-301(a)(2) and 9-313(c) of the UCC).  Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of the Collateral Trustee in its capacity as agent of the holders of the Priority Lien Obligations agrees to also hold control over such deposit accounts as gratuitous agent for the benefit of the Collateral Trustee for the benefit of the holders of Junior Lien Obligations and the Junior Lien Representatives.

SECTION 7.5   Successors and Assigns.

(a)           Except as provided in Section  5.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void.  All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Secured Debt Representative and each present and future holder of Secured Debt Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b)           Neither GXS nor any other Grantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void.  All obligations of GXS and the other Grantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Secured Debt Representative and each present and future holder of Secured Debt Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

SECTION 7.6   Delay and Waiver.  No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof.  No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy.  The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 7.7   Notices.  Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee:	Wilmington Trust FSB
Corporate Client Services
Suite 1290
50 South Sixth Street
Minneapolis, MN 55402
Facsimile No.: 612-217-5651
Attention: Peter Finkel

With a copy to:	Salans LLP
Rockefeller Center
620 Fifth Avenue
New York, NY 10020
Facsimile No.: 212-632-5555
Attention: Anthony Carroll

If to GXS or any other
Grantor:	GXS Worldwide, Inc.
100 Edison Park Drive
5th Floor
Gaithersburg, Maryland 20878
Attention: General Counsel
Facsimile No.: (301) 340-4251

With a copy to:	Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017

If to the Administrative Agent:	Wells Fargo Foothill, Inc..
2450 Colorado Avenue
Suite 3000 West
Santa Monica, California 90404
Attention: Technology Finance Division
Manager

With copy to:	Paul, Hastings, Janofsky & Walker LLP
515 South Flower Street
Twenty-fifth Floor
Los Angeles, California 90071
Attention: John Francis Hilson, Esq.

If to the Trustee:	U.S. Bank National Association
Corporate Trust Services
150 Fourth Avenue North, 2nd Floor
Nashville, Tennessee 37219
Facsimile No.: (615) 251-0737
Attention: Wally Jones

With a copy to:	Adams and Reese LLP
424 Church Street, Suite 2800
Nashville, Tennessee 37219
Facsimile No.: (615) 259-1470
Attention: Kolin B. Holladay

and, if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.

Unless otherwise specified herein, all notices, requests, demands or other communications given to any of the Grantors, the Collateral Trustee and any Secured Debt  Representative shall be given in writing (including, but not limited to, facsimile transmission followed by telephonic confirmation or similar writing) and shall be effective (i) if given by facsimile transmission, when such facsimile is transmitted to the facsimile number specified in this Section 7.7 and the appropriate facsimile confirmation is received, (ii) if given by certified registered mail, return receipt requested, with first class postage prepaid, addressed as aforesaid, upon receipt or refusal to accept delivery, (iii) if given by a nationally recognized overnight carrier, 24 hours after such communication is deposited with such carrier with postage prepaid for next day delivery, or (iv) if given by any other means, when delivered at the address specified in this Section 7.7; provided that any notice, request or demand to the Collateral Trustee shall not be effective until received by the Collateral Trustee in writing or by facsimile transmission in the Corporate Client Services division at the office designated by it pursuant to this Section 7.7.

SECTION 7.8   Notice Following Discharge of Priority Lien Obligations.  Promptly following the Discharge of Priority Lien Obligations with respect to one or more Series of Priority Lien Debt, each Priority Lien Representative with respect to each applicable Series of Priority Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Secured Debt Representative.

SECTION 7.9   Entire Agreement.  This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

SECTION 7.10   Compensation; Expenses.  The Grantors jointly and severally agree to pay, promptly upon demand:

(1)           such compensation to the Collateral Trustee and its agents as GXS and the Collateral Trustee may agree in writing from time to time;

(2)           all the actual costs and reasonable out of pocket expenses incurred by the Collateral Trustee and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;

(3)           all reasonable fees, out of pocket expenses and reasonable disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee or any Secured Debt Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by GXS or any other Grantor;

(4)           all the actual costs and reasonable out of pocket expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;

(5)           all other actual costs and reasonable out of pocket expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and

(6)           after the occurrence of any Secured Debt Default, all costs and out of pocket expenses incurred by the Collateral Trustee, its agents, any Secured Debt Representative and any holder of Secured Debt Obligations in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Secured Debt Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Debt Obligations in any Insolvency or Liquidation Proceeding, including all reasonable fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the Secured Debt Representatives.

The agreements in this Section  7.10 will survive repayment of all other Secured Debt Obligations and the removal or resignation of the Collateral Trustee.

SECTION 7.11   Indemnity.

(a)           The Grantors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee and each of its Affiliates and each of its directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “ Indemnitee”) from and against any and all Indemnified Liabilities; provided, no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b)           All amounts due under this Section  7.11 will be payable upon demand.

(c)           To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section  7.11(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Grantors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d)           No Grantor will ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Secured Debt Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Grantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e)           The agreements in this Section  7.11 will survive repayment of all other Secured Debt Obligations and the removal or resignation of the Collateral Trustee.

SECTION 7.12   Severability.  If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

SECTION 7.13   Headings.  Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 7.14   Obligations Secured.  All obligations of the Grantors set forth in or arising under this Agreement will be Secured Debt Obligations and are secured by all Liens granted by the Security Documents.

SECTION 7.15   Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 7.16   Consent to Jurisdiction.  All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents shall be brought in any state or federal court of competent jurisdiction in the State, County and City of New York.  By executing and delivering this Agreement, each Grantor, for itself and in connection with its properties irrevocably:

(1)           accepts generally and unconditionally the exclusive jurisdiction and venue of such courts;

(2)           waives any defense of forum non conveniens to extent permitted by applicable law;

(3)           agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section  7.7;

(4)           agrees that service as provided in clause  (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(5)           agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

SECTION 7.17   Waiver of Jury Trial.  Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings.  Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section  7.17 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or to any other documents or agreements relating thereto.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 7.18   Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

SECTION 7.19   Effectiveness.  This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

SECTION 7.20   Grantors and Additional Grantors.  GXS represents and warrants that each Person who is a Grantor on the date hereof has duly executed this Agreement.  GXS will cause each Person that hereafter becomes a Grantor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the Collateral Trustee a Collateral Trust Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof.  GXS shall promptly provide each Secured Debt Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.20; provided, however, that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the inclusion of such Person as a Grantor if the other requirements of this Section 7.20 are complied with.

SECTION 7.21   Continuing Nature of this Agreement.  This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Priority Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding  or otherwise by any holder of Priority Lien Obligations or Priority Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise).  In the event that all or any part of a payment or distribution made with respect to the Priority Lien Obligations is recovered from any holder of Priority Lien

Obligations or any Priority Lien Representative in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any holder of Junior Lien Obligations or Junior Lien Representative with respect to the Junior Lien Obligations from the proceeds of any Collateral or any title insurance policy required by any real property mortgage at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Prior Lien, to be applied in accordance with Section 3.4.  Until so delivered, such proceeds will be held by that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Prior Lien.

SECTION 7.22   Insolvency.  This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor.  The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

SECTION 7.23   Rights and Immunities of Secured Debt Representatives.  The Administrative Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the Revolving Credit Agreement, the Trustee will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture and any future Secured Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the Revolving Credit Agreement, Indenture or other agreement governing the applicable Secured Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein.  In no event will any Secured Debt Representative be liable for any act or omission on the part of the Grantors or the Collateral Trustee hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.

GXS WORLDWIDE, INC.

By:	/s/ John Duvall

GXS, INC.

By:	/s/ John Duvall

GXS INTERNATIONAL, INC.

By:	/s/ John Duvall

GXS INVESTMENTS, INC.

By:	/s/ John Duvall

HAHT COMMERCE INC.

By:	/s/ John Duvall

WELLS FARGO FOOTHILL, INC., as Administrative Agent

By:	/s/ John O’ Leary Nocita
	Name:	John O’ Leary Nocita
	Title:	Senior Vice president

U.S. BANK NATIONAL ASSOCIATION, as Trustee under the Indenture

By:	/s/ Wally Jones
	Name:	Wally Jones
	Title:	Vice President

WILMINGTON TRUST FSB, as Collateral Trustee

By:	/s/ Peter Finkel
	Name:	Peter Finkel
	Title:	Vice President

S-2

[EXHIBIT A
to Collateral Trust Agreement]

[FORM OF]
ADDITIONAL SECURED DEBT DESIGNATION

Reference is made to the Collateral Trust Agreement dated as of December 23, 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among GXS Worldwide, Inc. (“GXS”), the Grantors from time to time party thereto, Wells Fargo Foothill, Inc., as Administrative Agent under the Revolving Credit Agreement (as defined therein), U.S. Bank National Association, as Trustee under the Indenture (as defined therein) and Wilmington Trust FSB, as Collateral Trustee.  Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement.  This Additional Secured Debt Designation is being executed and delivered in order to designate additional secured debt as either Priority Lien Debt or Junior Lien Debt entitled to the benefit of the Collateral Trust Agreement.

The undersigned, the duly appointed [specify title] of GXS hereby certifies on behalf of the GXS that:

(A) [insert name of GXS or other Grantor] intends to incur additional Secured Debt (“Additional Secured Debt”) which will be [select appropriate alternative] [Priority Lien Debt permitted by each applicable Secured Debt Document to be secured by a Priority Lien, subject to the distribution provisions of the Collateral Trust Agreement, equally and ratably with all previously existing and future Priority Lien Debt] or [Junior Lien Debt permitted by each applicable Secured Debt Document to be secured with a Junior Lien equally and ratably with all previously existing and future Junior Lien Debt];

(B) the name and address of the Secured Debt Representative for the Additional Secured Debt for purposes of Section 7.7 of the Collateral Trust Agreement is:

Telephone:
Fax:

(C) Each of GXS and each other Grantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents;

EXHIBIT A

(D) Attached as Exhibit 1 hereto is a Reaffirmation Agreement duly executed by GXS and each other Grantor and Guarantor, and

(E) GXS has caused a copy of this Additional Secured Debt Designation and the related Collateral Trust Joinder to be delivered to each existing Secured Debt Representative.

IN WITNESS WHEREOF, GXS has caused this Additional Secured Debt Designation to be duly executed by the undersigned officer as of ___________________, 20____.

[insert name of borrower]

By:
Name:
Title:

ACKNOWLEDGEMENT OF RECEIPT

The undersigned, the duly appointed Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Secured Debt Designation.

[insert name of Collateral Trustee]

By:
Name:
Title:

EXHIBIT 1 TO ADDITIONAL SECURED DEBT DESIGNATION

[FORM OF]
REAFFIRMATION AGREEMENT

Reference is made to the Collateral Trust Agreement dated as of December 23, 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among GXS Worldwide, Inc. (“GXS”), the Grantors from time to time party thereto, Wells Fargo Foothill, Inc., as Administrative Agent under the Revolving Credit Agreement (as defined therein), U.S. Bank National Association, as Trustee under the Indenture (as defined therein) and Wilmington Trust FSB, as Collateral Trustee.  Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement.  This Reaffirmation Agreement is being executed and delivered as of ____, 20__ in connection with an Additional Secured Debt Designation of even date herewith which Additional Secured Debt Designation has designated  additional secured debt as either Priority Lien Debt or Junior Lien Debt (as described therein) entitled to the benefit of the Collateral Trust Agreement.

Each of the undersigned hereby consents to the designation of additional secured debt as  [Priority/Junior] Lien Debt as set forth in the Additional Secured Debt Designation of even date herewith and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the [Priority/Junior] Lien Documents to which it is party, and agrees that, notwithstanding the designation of such additional indebtedness or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each [Priority/Junior] Lien Document to which it is a party, are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect and such additional secured debt shall be entitled to all of the benefits of such [Priority/Junior] Lien Documents.

Governing Law and Miscellaneous Provisions.  The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Reaffirmation Agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation Agreement to be duly executed as of the date written above.

[names of pledgors and guarantors]

By:
Name:
Title:

[EXHIBIT B
to Collateral Trust Agreement]

[FORM OF]
COLLATERAL TRUST JOINDER – ADDITIONAL DEBT

Reference is made to the Collateral Trust Agreement dated as of December 23, 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among GXS Worldwide, Inc. (“GXS”), the Grantors from time to time party thereto, Wells Fargo Foothill, Inc., as Administrative Agent under the Revolving Credit Agreement (as defined therein), U.S. Bank National Association, as Trustee under the Indenture (as defined therein) and Wilmington Trust FSB, as Collateral Trustee.  Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement.  This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.8 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being additional secured debt under the Collateral Trust Agreement.

1. Joinder.  The undersigned, _____________________, a _______________, (the “New Representative”) as [trustee, administrative agent] under that certain [described applicable indenture, credit agreement or other document governing the additional secured debt] hereby agrees to become party as [a Junior Lien Representative] [a Priority Lien Representative] under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2. Lien Sharing and Priority Confirmation.

[Option A: to be used if Additional Debt is Junior Lien Debt]  The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt and Junior Lien Debt, each existing and future Priority Lien Representative, each other existing and future Junior Lien Representative and each existing and future holder of Permitted Prior Liens and as a condition to being treated as Secured Debt under the Collateral Trust Agreement that:

(a)           all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by GXS or any other Grantor to the Collateral Trustee to secure any Obligations in respect of any Series of Junior Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations equally and ratably;

(b)           the New Representative and each holder of Obligations in respect of the Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative are bound by the provisions of this Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens; and

(c)           the Collateral Trustee shall perform its obligations under the Collateral Trust Agreement and the other Security Documents.  [or]

[Option B: to be used if Additional Debt is Priority Lien Debt]  The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as Priority Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt and Junior Lien Debt, each existing and future Junior Lien Representative, each other existing and future Priority Lien Representative and each existing and future holder of Permitted Prior Liens and as a condition to being treated as Secured Debt under the Collateral Trust Agreement that:

(a)           all Priority Lien Obligations will be and are secured, subject to the distribution provisions of the Collateral Trust Agreement, equally and ratably by all Priority Liens at any time granted by GXS or any other Grantor to the Collateral Trustee to secure any Obligations in respect of any Series of Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations equally and ratably;

(b)           the New Representative and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as Priority Lien Representative are bound by the provisions of this Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from the enforcement of Priority Liens; and

(c)           the Collateral Trustee shall perform its obligations under the Collateral Trust Agreement and the other Security Documents.

3.  Governing Law and Miscellaneous Provisions.  The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of ___________________, 20____.

[insert name of the new representative]

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee for the New Representative and the holders of the Obligations represented thereby:

_______________, as Collateral Trustee

By:
Name:
Title:

[EXHIBIT C
to Collateral Trust Agreement]

[FORM OF]
COLLATERAL TRUST JOINDER – ADDITIONAL GRANTOR

Reference is made to the Collateral Trust Agreement dated as of December 23, 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among GXS Worldwide, Inc. (“GXS”), the Grantors from time to time party thereto, Wells Fargo Foothill, Inc., as Administrative Agent under the Revolving Credit Agreement (as defined therein), U.S. Bank National Association, as Trustee under the Indenture (as defined therein) and Wilmington Trust FSB, as Collateral Trustee.  Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement.  This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.20 of the Collateral Trust Agreement.

1.  Joinder.  The undersigned, _____________________, a _______________, hereby agrees to become party as a Grantor under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2.  Governing Law and Miscellaneous Provisions.  The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of ___________________, 20____.

[___________________________________]

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee with respect to the Collateral pledged by the new Grantor:

_______________, as Collateral Trustee

By:
Name:
Title:

By:
Name:
Title: